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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Allscripts Healthcare Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2401 Commerce Drive
Libertyville, Illinois 60048
Telephone: (847) 680-3515
Facsimile: (847) 680-9887

        March 26, 2002

Fellow Stockholders:

        You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. Annual Meeting of Stockholders on Thursday, May 2, 2002 at 9:00 a.m. (Central Time), at LaSalle Bank, 135 South LaSalle Street, Chicago, Illinois 60603, 43rd Floor, Room A.

        We are looking forward to discussing our 2001 performance. This Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting and provides other information concerning Allscripts that you should be aware of when you vote your shares. The principal business of the Annual Meeting will be to elect three directors to each serve for a three-year term and to amend our employee stock option plan.

        All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You may also be able to vote by telephone or over the Internet, and if you are able to and choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

        On behalf of the board of directors and our management team, I would like to express our appreciation for your interest in the affairs of Allscripts.

Sincerely,
Glen E. Tullman Chairman, President and Chief Executive Officer

Allscripts Healthcare Solutions, Inc.

2401 Commerce Drive
Libertyville, Illinois 60048

Notice of Annual Meeting of Stockholders

Thursday, May 2, 2002
9:00 a.m.
LaSalle Bank
135 South LaSalle Street
Chicago, Illinois 60603
43rd Floor, Room A

        The purpose of our Annual Meeting is to:

    1.
    Elect three directors for three-year terms; and

    2.
    Amend our Amended and Restated 1993 Stock Incentive Plan to increase the number of shares that we may issue under the plan by 1,000,000 shares.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 15, 2002. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        We have enclosed with this notice and proxy statement a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2001.

By Order of the Board of Directors,
John G. Cull Senior Vice President, Finance, Secretary and Treasurer
March 26, 2002

Allscripts Healthcare Solutions, Inc.

Proxy Statement

Annual Report on Form 10-K

        We have enclosed with this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, without exhibits. You may obtain the exhibits described in the Form 10-K for a fee upon request. Please contact J. Gregory Cull, Secretary, Allscripts Healthcare Solutions, Inc., 2401 Commerce Drive, Libertyville, Illinois 60048.

        This proxy statement and form of proxy are first being sent to stockholders on or about March 26, 2002.

i

Explanatory Note

        Effective January 8, 2001, Allscripts, Inc. acquired Channelhealth Incorporated, and each became a wholly owned subsidiary of a new holding company, Allscripts Healthcare Solutions, Inc. As a result of the transaction, each outstanding share of Allscripts, Inc. common stock was converted into one share of Allscripts Healthcare Solutions, Inc. common stock. The board of directors and management of Allscripts, Inc. became the board of directors and management of Allscripts Healthcare Solutions, Inc. As part of the transaction, Allscripts Healthcare Solutions, Inc. became the entity filing reports with the Securities and Exchange Commission, and its common stock became the stock listed on the Nasdaq National Market under the symbol "MDRX". Therefore, when we refer to "Allscripts," "we," "us" or "our" in this proxy statement, we are referring to Allscripts, Inc. for periods prior to January 8, 2001 and to Allscripts Healthcare Solutions, Inc. as the successor entity for periods on or after January 8, 2001. In addition, information for 2001 includes information as to Allscripts, Inc. for the first seven days of 2001 and as to Allscripts Healthcare Solutions, Inc. for the remainder of the year.

ii

Questions and Answers

What am I voting on?

        We are soliciting your vote on:

    1.
    the election of three directors to each serve for a three-year term; and

    2.
    the amendment of our Amended and Restated 1993 Stock Incentive Plan.

Who may vote?

        Allscripts stockholders at the close of business on March 15, 2002, the record date, are entitled to vote. On that date, there were 38,027,693 shares of Allscripts common stock outstanding.

How many votes do I have?

        Each share of Allscripts common stock that you own entitles you to one vote.

How do I vote?

        All stockholders may vote by mail. You also may be able to vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 15, 2002, the record date for voting.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman and David B. Mullen to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the amendment of the Stock Incentive Plan and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Tullman and Mullen.

May I revoke my proxy?

        You may revoke your proxy at any time before it is exercised in one of four ways:

    1.
    Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or Internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.

        Abstentions and broker non-votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

What vote is required to approve the proposal?

        Election of Directors:    A plurality of the votes cast will elect directors. This means that the three nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. Abstentions and broker non-votes will have no effect on the election of directors.

        Amendment of Stock Incentive Plan:    Amendment of our Stock Incentive Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment of the Plan. Uninstructed shares are not entitled to vote on this matter and, therefore, broker non-votes will have no effect.

How do I submit a stockholder proposal?

        You must submit a proposal to be included in our proxy statement for the 2003 annual meeting of stockholders in writing no later than November 26, 2002. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2003 annual meeting of stockholders. We must receive your proposal in writing after December 3, 2002 but before January 2, 2003. If you submit your proposal after the deadline and we choose to consider it at the meeting, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by our board of directors for that meeting to exercise discretionary voting power as to that proposal. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

How do I nominate a director?

        If you wish to recommend a nominee for director for the 2003 annual meeting of stockholders, our Secretary must receive your written nomination after December 3, 2002 but before January 2, 2003. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

        We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Election of Directors

        Eight directors currently serve on our board of directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect three directors. Each director will serve for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the board. The remaining five directors will continue to serve on the board as described below. The nominees, M. Fazle Husain, Richard E. Tarrant and Glen E. Tullman, are currently directors.

        Your shares will be voted as you specify on the enclosed proxy card or in telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Husain, Tarrant and Tullman. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for a nominee, your shares will be voted FOR that other person. The board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

        M. Fazle Husain, 37, was elected to our board in April 1998. Mr. Husain is an Executive Director of Morgan Stanley Dean Witter & Co., an investment banking firm, where he has been employed since 1991, and is a Managing Member of Morgan Stanley Venture Partners III, L.L.C., which is the General Partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain was also employed at Morgan Stanley Dean Witter from 1987 until 1989. Mr. Husain focuses primarily on investments in the healthcare and software industries. He serves on the boards of directors of Cross Country, Inc., The Medicines Company, Healthstream, Inc. and several private medical and software companies.

        Richard E. Tarrant, 59, became Vice Chairman of our board upon the consummation of the Channelhealth merger transaction in January 2001. Mr. Tarrant has been designated to be on our board by IDX Systems Corporation, a publicly traded company supplying information systems to healthcare organizations, pursuant to the terms of a Stock Rights and Restrictions Agreement entered into between Allscripts and IDX in connection with the Channelhealth merger transaction, which is described in detail under "Certain Relationships and Related Party Transactions" later in this proxy statement. Mr. Tarrant co-founded IDX in 1969 and has served as a director and as the Chief Executive Officer of IDX since that time; he was also President of IDX from 1969 to February 1999. Mr. Tarrant also served as the Chairman of the board of directors of Channelhealth Incorporated from October 1, 1999 until consummation of the Channelhealth merger transaction in January 2001. Mr. Tarrant has served as a Trustee of The University of Vermont and Saint Michael's College, as a member of the Board of Trustees for University Health Center

(Vermont), an academic medical center, from July 1988 to December 1994, as Chairman of the Board of Trustees of University Health Center (Vermont) from 1992 to 1994 and as Chairman of Fletcher Allen Health Care, an integrated healthcare delivery system serving Vermont and northern New York State, from 1992 to 1994. Mr. Tarrant presently serves as a director of Fletcher Allen Health Care and is a member of the Vermont Business Roundtable.

        Glen E. Tullman, 42, became the Chairman of our Board in May 1999, our Chief Executive Officer in August 1997, and our President in December 2001. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

Directors Continuing Until 2003 Annual Meeting

        Philip D. Green, 51, was elected to our board in 1992. Mr. Green has been a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. since June 2000. From 1989 until that time, Mr. Green was a partner with the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green practices healthcare law and represents several major teaching hospitals. Mr. Green serves on the board of directors of I-trax, Inc.

        Bernard Goldstein, 71, was elected to our board in 2001. Mr. Goldstein is a Director of Broadview International, LLC, which he joined in 1979. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a director of Apple Computer Inc. until August 1997, and is currently a director of Sungard Data Systems, Inc., SPSS, Inc., and several privately held companies.

        Edward M. Philip, 36, was elected to our board in July 1999. Mr. Philip is Senior Vice President of Terra Lycos S.A., a position he has held since October 2000. Prior to that, Mr. Philip had been Chief Operating Officer of Lycos, Inc. since December 1996, and Chief Financial Officer and Secretary of Lycos, Inc. since December 1995. From July 1991 to December 1995, Mr. Philip was employed by The Walt Disney Company, where he served in various finance positions, most recently as Vice President and Assistant Treasurer. Prior to joining The Walt Disney Company, Mr. Philip was an investment banker at Salomon Brothers Inc. Mr. Philip is a director of Terra Lycos S.A.

Directors Continuing Until 2004 Annual Meeting

        Michael J. Kluger, 45, was elected to our board in 1994. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since 1992. For five years prior thereto, Mr. Kluger was a Director and Senior Vice President of Merrill Lynch Interfunding Inc., a subsidiary of Merrill Lynch & Co., an investment banking and brokerage firm. Mr. Kluger serves on the board of directors of Monaco Coach Corporation.

        David B. Mullen, 51, became our President and Chief Financial Officer and a director in August 1997 and currently serves as Chief Financial Officer and as a director. From January 1995 to June 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, Inc. From 1983 to 1995, Mr. Mullen was employed in various positions by CCC Information Services Group, Inc., including Vice Chairman, President and Chief Financial Officer. Prior to that, he was employed by Ernst & Young LLP.

Meetings and Committees of the Board of Directors

        During 2001, our board of directors met seven times. In addition to meetings of the full board, directors attended meetings of the board committees. Allscripts has standing audit and compensation committees. In 2001, each director, other than Edward M. Philip, attended at least 75% of the meetings of the board and of the committees on which he served that were held during the period for which he was a director.

        The audit committee recommends the independent auditors to the board and oversees the accounting and audit functions of the company. M. Fazle Husain, Michael J. Kluger and Edward M. Philip serve on the audit committee. The committee has adopted a charter, a copy of which is included as Appendix A to this proxy statement, which specifies the composition and responsibilities of the committee. Additional information on the committee and its activities is set forth in the "Report of the Audit Committee". During 2001, the committee met six times.

        The compensation committee determines executive officers' salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan. Philip D. Green, M. Fazle Husain and Michael J. Kluger serve on the compensation committee. During 2001, the committee met two times.

Director Compensation

        Directors who are Allscripts employees receive no compensation for their services as directors. Our independent directors receive a fee of $1,000 for each meeting of the board of directors that they attend. We also reimburse them for their travel expenses. Under our Amended and Restated 1993 Stock Incentive Plan, these directors are eligible to receive stock option grants at the discretion of the board of directors or the compensation committee.

Ownership of Allscripts Common Stock

        The following table shows how much Allscripts common stock was beneficially owned as of February 28, 2002 by:

  •
  our Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2001;

  •
  each director;

  •
  all directors and executive officers as a group; and

  •
  each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission on Schedule 13D, 13F or 13G.

        Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 38,025,692 shares outstanding as of February 28, 2002. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
Glen E. Tullman (1)	668,535	198,899	867,434	2.3
David B. Mullen	519,649	206,453	726,102	1.9
Joseph E. Carey	98,062	161,667	259,729	*
T. Scott Leisher	129,459	71,086	200,545	*
Lee Shapiro	15,369	145,959	161,328	*
Philip D. Green	55,839	92,171	148,010	*
M. Fazle Husain (2)	2,012,792	—	2,012,792	5.3
Michael J. Kluger (3)	3,309,370	6,600	3,315,970	8.7
Bernard Goldstein	8,192	—	8,192	*
Edward M. Philip	0	33,000	33,000	*
Richard E. Tarrant (4)	7,533,254	—	7,533,254	19.8
All directors and executive officers as a group (13 persons)	14,460,631	1,142,707	15,603,338	39.8
5% Stockholders	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
IDX Systems Corporation (4)	7,497,838	—	7,497,838	19.7
Liberty Partners Holdings 6, L.L.C. (3)	3,248,170	—	3,248,170	8.5
Wellington Management Company, LLP (5)	2,989,000	—	2,989,000	7.9
Morgan Stanley Dean Witter & Co. (2)	1,954,553	—	1,954,553	5.1
Willow Creek Capital Management (6)	1,906,000	—	1,906,000	5.0

*Less
than 1%.

(1)
Mr. Tullman is a limited partner in The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., and has an approximately 2.5% interest therein. His interest does not constitute beneficial ownership of any of the shares owned by this entity.

(2)
Morgan Stanley Venture Partners III, L.L.C. is the general partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (collectively, the Funds), and, as such, has the power to vote or direct the vote and to dispose or direct the disposition of all of the shares held by the Funds. Morgan Stanley Venture Capital III, Inc. is the institutional managing member of Morgan Stanley Venture Partners III, L.L.C., and, as such, shares, together with the remaining managing members, the power to direct the actions of Morgan Stanley Venture Partners III, L.L.C. Morgan Stanley Dean Witter & Co., as the sole stockholder of Morgan Stanley Venture Capital III, Inc., controls the actions of Morgan Stanley Venture Capital III, Inc. Morgan Stanley Venture Partners III, L.P. owns 1,662,428 shares, Morgan Stanley Venture Investors III, L.P. owns 159,666 shares, The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. owns 71,969 shares and Morgan Stanley Venture Capital III, Inc. owns 60,490 shares. Mr. Husain is a managing member of Morgan Stanley Venture Partners III, L.L.C., which is the general partner of each of the Funds. Therefore,

  Mr. Husain may be deemed to have beneficial ownership of the shares held by the Funds. Mr. Husain disclaims beneficial ownership of the shares held by the Funds except to the extent of this pecuniary interest therein. Mr. Husain owns 58,239 shares directly. The address for Mr. Husain and these entities is c/o Morgan Stanley Dean Witter Venture Partners, 1221 Avenue of the Americas, New York, New York 10020.

(3)
Liberty Partners Holdings 6, L.L.C. has shared voting and dispositive power with respect to 3,248,170 shares. Mr. Kluger is a Managing Director of Liberty Capital Partners, Inc., an affiliate of Liberty Partners Holdings 6, L.L.C. Mr. Kluger disclaims beneficial ownership of the shares held by Liberty Partners Holdings 6, L.L.C., except to the extent of his proportionate interest therein. Mr. Kluger owns 61,200 shares directly. The address for Mr. Kluger and Liberty Partners Holdings 6, L.L.C. is c/o Liberty Partners, L.P., 1177 Avenue of the Americas, New York, New York 10036.

(4)
IDX is the owner of, and has shared voting and sole dispositive power with respect to 7,497,838 of the shares. Mr. Tarrant is the Chief Executive Officer of IDX. He disclaims beneficial ownership of the shares held by IDX. Mr. Tarrant owns 35,416 shares directly. The address for Mr. Tarrant and IDX is c/o IDX Systems Corporation, 1400 Shelburne Road, Burlington, Vermont 05402.

(5)
Wellington Management Company, LLP does not have sole voting or investment power with respect to any of the shares it holds, has shared voting power as to 850,100 shares and shared dispositive power as to 2,989,000 shares. Its address is 75 State Street, Boston, Massachusetts 02109.

(6)
Willow Creek Capital Management's address is 17 E. Sir Francis Drake Blvd., Suite 100, Larkspur, California 94999.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of their company's common stock with the Securities and Exchange Commission. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements applicable to these individuals were met during 2001, except that Bernard Goldstein filed his Form 3 late and filed a Form 4 relating to four transactions late, and Glen Tullman filed a Form 4 relating to four transactions late.

Executive Compensation

        This table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of Allscripts. The amount shown in the "all other compensation" column represents our matching contributions under our 401(k) plan and payments for earned, but unused, vacation time.

Summary Compensation

Long-Term Compensation
Awards
Annual Compensation
Name and Principal Position					Securities Underlying Options	All Other Compensation
	Year	Salary	Bonus
Glen E. Tullman Chairman, President and Chief Executive Officer	2001 2000 1999	$285,000 270,000 225,000	$75,000 100,000 12,500		200,000 150,000 —	$2,000 996 996
David B. Mullen Chief Financial Officer	2001 2000 1999	$285,000 270,000 225,000	$70,000 100,000 12,500		125,000 150,000 —	$2,000 1,050 1,000
Joseph E. Carey Chief Operating Officer	2001 2000 1999	$235,000 220,417 134,583	$65,000 90,000 37,500	(1)	125,000 147,500 69,166	$2,000 1,050 —
T. Scott Leisher Executive Vice President, Sales and Marketing	2001 2000 1999	$200,000 158,333 150,000	$65,000 67,619 12,500	(2)	110,000 45,000 5,833	$2,000 5,810 1,000
Lee Shapiro Executive Vice President	2001 2000 1999	$225,000 166,298 —	$65,000 80,000 —		150,000 270,500 —	$2,000 263 —

(1)
Includes a signing bonus of $25,000 awarded in April 1999 pursuant to the terms of Mr. Carey's employment agreement.

(2)
Includes commissions of $17,619.

Option Grants in 2001

        This table gives information relating to option grants during 2001 to the executive officers listed in the Summary Compensation Table. The options were granted under the Amended and Restated 1993 Stock Incentive Plan and vest equally over four years on the anniversaries of the grant. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. The actual price appreciation may be substantially greater than that assumed under these rules. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Percent of Total Options Granted to Employees in 2001
	Securities Underlying Options Granted		Exercise Price Per Share
Name				Expiration Date
					5%	10%
Glen E. Tullman	75,000 125,000	1.9 3.1%	$5.625 6.75	3/1/11 7/26/11	$265,315 530,630	$672,360 1,344,720
David B. Mullen	75,000 50,000	1.9 1.3%	$5.625 6.75	3/1/11 7/26/11	$265,315 212,252	$672,360 537,888
Joseph E. Carey	100,000 25,000	2.5 0.6%	$5.625 6.75	3/1/11 7/26/11	$353,753 106,126	$896,480 268,944
T. Scott Leisher	75,000 35,000	1.9 0.9%	$5.625 6.75	3/1/11 7/26/11	$265,315 148,576	$672,360 376,522
Lee Shapiro	125,000 25,000	3.1 0.6%	$5.625 6.75	3/1/11 7/26/11	$442,192 106,126	$1,120,600 268,944

Option Exercises in 2001 and 2001 Year-End Option Values

        This table provides information regarding the exercise of options during 2001 by the executive officers listed in the Summary Compensation Table. The value realized is calculated using the difference between the option exercise price and the price of Allscripts common stock on the date of exercise multiplied by the number of shares subject to the option. The value of unexercised in-the-money options at year end 2001 is calculated using the difference between the option exercise price and $3.24 (the last reported market price of Allscripts common stock on the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

			Securities Underlying Unexercised Options at Year End 2001		Value of Unexercised In-the-Money Options at Year End 2001
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Glen E. Tullman	—	—	167,648	325,145	$413,871	$40,211
David B. Mullen	—	—	175,202	242,644	437,892	16,358
Joseph E. Carey	—	—	97,083	261,249	14,450	6,150
T. Scott Leisher	—	—	30,252	175,436	73,537	38,038
Lee Shapiro	—	—	67,625	352,875	—	—

Employment Agreements

        We entered into employment agreements with Messrs. Tullman and Mullen effective August 1, 1997 and with Mr. Carey effective August 2, 1999. Each agreement had an initial term that ended December 31, 2000 and renews for consecutive one-year terms unless either party gives 30 days' notice prior to the expiration of any term. Messrs. Tullman and Mullen were each paid an annual salary of $285,000 in 2001. They are each entitled to an annual bonus as determined by the board of directors or the compensation committee. In 2001, Mr. Carey was paid salary at an annual rate of $235,000, and he is entitled to an annual bonus, contingent upon the attainment of certain objectives, as determined by the Chief Executive Officer in consultation with the board of directors or the compensation committee. The agreements also provide that each of Messrs. Tullman, Mullen and Carey will not compete with us during the term of his employment and for one year thereafter. If we terminate any of Messrs. Tullman, Mullen or Carey without Cause or if any of them terminates his employment For Good Reason, as each of those terms is defined in the agreements, he will be entitled to 12 months' salary as severance, as well as any salary that was accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs that would have been payable had there been no termination. The amount of these performance bonuses is to be determined in the manner in which it would have been determined had there been no termination.

        We entered into an employment agreement with Mr. Shapiro effective April 5, 2000. The agreement has an initial term that ends April 30, 2003 and renews for consecutive one-year terms unless either party gives 60 days' notice prior to the expiration of any term and provides for an annual base salary of $225,000 with annual reviews on each April 30. Mr. Shapiro is entitled to an annual bonus equal to the greater of $56,250 or 25% of his then in effect base salary. The agreement also provides that Mr. Shapiro will not compete with us during the term of his employment and for one year thereafter. If we terminate Mr. Shapiro without Cause or if he terminates his employment For Good Reason, as each of those terms is defined in the agreement, he will be entitled to salary for the greater of 12 months or the remainder of the then current employment period as severance, as well as any salary that was accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs that would have been payable had there been no termination. The amount of these performance bonuses is to be determined in the manner in which it would have been determined had there been no termination. In addition, in the case of such a termination of Mr. Shapiro's employment, he will also be entitled to a continuation of his benefits for 12 months, accelerated vesting of all stock options held by him and outplacement services. Notwithstanding the above, if, during the one-year period immediately following a Change in Control, as defined in the agreement, we terminate

Mr. Shapiro's employment for any reason other than Cause or he terminates his employment for any reason, he will be entitled to a pro rata cash bonus for the year of termination and payment in a lump sum equal to 2.99 times each of his then in effect base salary and his then in effect target annual bonus.

Termination of Employment and Change in Control Agreements

        We have entered into stock option agreements with Messrs. Tullman, Mullen, Carey, Leisher and Shapiro pursuant to which, in the event of a Change in Control, as defined in the stock option agreements, vesting of the options will accelerate so that the unvested portion of the options will vest immediately. Under these option agreements, Messrs. Tullman, Mullen, Carey, Leisher and Shapiro had unvested options as of February 28, 2002 as follows: Mr. Tullman, 508,894 shares; Mr. Mullen, 361,393 shares; Mr. Carey, 346,665 shares; Mr. Leisher, 284,602 shares; and Mr. Shapiro, 434,124 shares.

Compensation Committee Interlocks and Insider Participation

        The members of the compensation committee of our board of directors are Messrs. Green, Husain and Kluger. None of these persons has ever been an officer or employee of Allscripts or any of its subsidiaries. We refer you to the information under "Certain Relationships and Party Related Transactions" for a discussion of insider participation.

Compensation Committee Report on Executive Officers' Compensation

        The compensation committee of the board of directors is composed of three independent non-employee directors, Philip D. Green, M. Fazle Husain and Michael J. Kluger. The committee determines executive officers' salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan.

Compensation Policies Applicable to Executive Officers

        The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The compensation committee believes that this can best be accomplished by an executive compensation program that reflects the following three principles:

          First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the information technology market.

          Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets.

          Third, a substantial portion of total long-term compensation should reflect performance on behalf of the company's stockholders, as measured by increases in the value of the company's stock.

        In the judgment of the compensation committee, the performance of Allscripts in 2001 confirms that the compensation program is achieving its main objectives.

Base Salary

        All of the executive officers but T. Scott Leisher and John G. Cull have employment agreements that set their base compensation. The Chief Executive Officer sets the compensation for Messrs. Leisher, Cull and Crane. The committee decreased the annual base salaries of Messrs. Tullman, Mullen, Carey and Shapiro to $250,000, $235,000, $225,000 and $220,000, respectively, effective January 1, 2002.

Annual Bonus

        Executive officers and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program has not been formalized in writing. The board of directors or the compensation committee determines bonuses for Mr. Tullman, the President and Chief Executive Officer, and Mr. Mullen, the Chief Financial Officer. Bonuses are based on the overall performance and financial results of the company, including the company's achievement of goals pertaining to revenue growth, cost reductions, improved operating methods, acquisitions and accounting controls. These factors are weighted and then the company's fulfillment of these goals is evaluated. Bonuses for other executive officers are recommended by the Chief Executive Officer and then submitted to the committee for its approval. In making recommendations, the Chief Executive Officer determines how each executive officer contributed to Allscripts' achievement of its goals.

Stock Incentives

        Under the Amended and Restated 1993 Stock Incentive Plan, stock options and stock appreciation rights may be granted to executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The compensation committee determines the number of stock incentives to be granted based on an officer's job responsibilities and individual performance evaluation. This approach is designed to encourage the creation of long-term stockholder value as the committee believes that the significant equity interests in the company held by management helps to align the interests of stockholders and management and maximize stockholder returns over the long term. Each of the executive officers named in the Summary Compensation Table received new grants of stock incentives during 2001 as set forth therein.

Compensation of the Chairman, President and Chief Executive Officer

        The overall compensation package of the Chief Executive Officer is designed to recognize that the Chief Executive Officer bears primary responsibility for increasing the value of stockholders' investments. The Chief Executive Officer's base compensation is set at $225,000 by his employment agreement, which has been renewed until December 31, 2002. As noted above, Mr. Tullman's annual base salary was decreased to $250,000, effective January 1, 2002, and he received a cash bonus of $75,000 for 2001, reflecting Allscripts' achievement of some of its performance goals.

        The compensation committee is directly responsible for determining all awards and grants to the Chief Executive Officer under the incentive components of the compensation program. The committee intends that a substantial portion of the Chief Executive Officer's compensation be incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Chief Executive Officer's compensation will thus be structured and administered to motivate and reward the successful achievement of these objectives. In 2001, Mr. Tullman received options for a total of 200,000 shares.

        The committee intends for the Chief Executive Officer's compensation to relate directly to the overall performance of the company as measured by financial criteria. In addition, the Chief Executive Officer's compensation reflects achievements such as the continued strong performance of the senior management team and the successful negotiation of strategic alliances.

Deductibility of Compensation

        Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated officers. Certain "performance based compensation" is not included in compensation for purposes of the limit. The committee believes that the current structure of Allscripts' executive compensation does not give rise to Section 162(m) concerns. The compensation committee will continue to assess the impact of Section 162(m) on its compensation practices.

Compensation Committee
Philip D. Green M. Fazle Husain Michael J. Kluger

Company Performance

        This graph shows a comparison of cumulative total returns for Allscripts, the Nasdaq Stock Market-U.S. and the Nasdaq Health Services Index from July 23, 1999 (the date Allscripts common stock was first offered to the public at an initial public offering price of $16.00 per share) through the end of 2001. The graph assumes an initial investment of $100 and the reinvestment of dividends.

Cumulative Total Return

	7/23/99	12/31/99	6/30/00	12/31/00	6/30/01	12/31/01

Allscripts Healthcare Solutions, Inc.	$100.00	$275.00	$143.75	$58.40	$56.25	$20.25

Nasdaq Stock Market-U.S.	100.00	151.10	147.46	90.93	79.96	72.11

Nasdaq Health Services	100.00	82.61	87.63	113.26	125.08	122.55

Certain Relationships and Related Party Transactions

        Our policy is that all transactions between us and our executive officers, directors and principal stockholders must be on terms no less favorable to us than we could obtain from unaffiliated third parties or else must be approved by our disinterested directors.

Registration Rights Agreement

        Liberty Partners Holdings 6, L.L.C., Morgan Stanley Venture Investors III, L.P., Morgan Stanley Venture Partners III, L.P. and The Morgan Stanley Venture Partners

Entrepreneur Fund, L.P., which as of February 28, 2002 collectively held approximately 5,142,233 shares of common stock, are entitled to registration rights with respect to these shares. Under a registration rights agreement, these Morgan Stanley entities, collectively, on the one hand, and Liberty Partners Holdings 6, L.L.C., on the other hand, are each entitled to require us to register their shares of common stock three times, but not more than once in any six-month period. As of the date hereof, the Morgan Stanley entities, collectively, on the one hand, and Liberty Partners, on the other hand, had each exercised their right to require us to register their shares of common stock one time. In addition, if we propose or are required to register any of our common stock, either for our own account or for the account of other of our stockholders, we are required to notify the holders described above and, subject to certain limitations, to include in that registration all of the common stock requested to be included by those holders. We are obligated to bear the expenses, other than underwriting commissions, of all incidental registrations.

Stock Rights and Restrictions Agreement

        In connection with the Channelhealth merger transaction, we entered into a stock rights and restrictions agreement with IDX Systems Corporation, which is a significant stockholder of Allscripts, and of which Richard E. Tarrant, our Vice Chairman, is Chief Executive Officer.

  Allscripts Board of Directors

        Until the earlier of (1) termination of the stock rights and restrictions agreement or (2) the date that IDX and its affiliates beneficially own fewer than 25% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, IDX is entitled to designate an individual to our board of directors. The initial IDX designee to our board was Mr. Tarrant. In addition, so long as (1) the IDX designee is Mr. Tarrant and (2) IDX and its affiliates beneficially own greater than 75% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, Mr. Tarrant will be the sole Vice Chairman of the our board, which is a non-executive position.

  Limitation on Business Combination Transactions

        During the term of the stock rights and restrictions agreement, each of IDX and Allscripts has agreed not to engage in or propose any transaction referred to in the agreement as a "business combination", which means a merger, consolidation, "business combination" as defined in Section 203 of the Delaware General Corporation Law as currently in effect, compulsory share exchange or other transaction involving the other and pursuant to which the other party's voting securities are exchanged for cash, securities or other property, or any sale of all or substantially all of the assets or liquidation of the other party, including by means of a tender or exchange offer, or request or solicit any other person to engage in or propose a business combination, unless the transaction is approved by a majority of the other party's continuing directors, as defined in the agreement, or the party engaging in or proposing the transaction beneficially owns less than 5% of the other party's voting securities and has no representative on the other party's board of directors.

  Limitation on Acquisition and Disposition of Voting Securities

        Without the consent of a majority of the other party's continuing directors, neither party may acquire any additional voting securities of the other, except under certain limited circumstances. In addition, the stock rights and restrictions agreement imposes certain limitations on IDX's ability to transfer beneficial ownership of its Allscripts voting securities. The stock rights and restrictions agreement also provides that if during the period from the third anniversary through the fourth anniversary of the agreement, we propose to file a registration statement under the Securities Act with respect to a primary firm commitment underwritten public offering of Allscripts common stock, IDX will have the right to "piggyback" on the offering by notifying us that IDX wants to include some or all of its Allscripts shares in the registration, subject to customary "cutback" provisions. We will pay all of the expenses of the piggyback registration, except underwriting discounts and commissions on shares sold by IDX, fees of IDX's counsel and any transfer taxes applicable to the sale of the IDX shares.

        In addition, Mr. Tarrant signed the stock rights and restrictions agreement in his individual capacity for the purpose of agreeing that for the six-month period following completion of the merger, he would not transfer any of the Allscripts common shares he received in the Channelhealth merger unless prior to the expiration of that period Glen E. Tullman, Chairman, President and Chief Executive Officer of Allscripts, transferred for his own account any Allscripts common shares.

  Voting of Allscripts Shares Held by IDX

        Generally the stock rights and restrictions agreement permits IDX to vote in its complete discretion on all matters voted on by Allscripts stockholders. Notwithstanding the foregoing, on certain matters IDX generally must vote all of its Allscripts shares in accordance with the recommendation of the Allscripts continuing directors; provided that, except in limited circumstances related to IDX's breach of its obligations to Allscripts, IDX is not required to vote its Allscripts shares in accordance with the recommendation if the average closing price of Allscripts stock during the 90 trading days preceding the vote is less than $14.5625. These matters are those that:

  •
  constitute a business combination involving Allscripts;

  •
  involve the acquisition by any person other than IDX or its affiliates of beneficial ownership of greater than 50% of the then outstanding Allscripts voting securities;

  •
  involve the issuance by Allscripts of its own securities for cash; or

  •
  involve any acquisition by Allscripts, whether through merger, share exchange, purchase of assets or otherwise.

  IDX's Right to Participate in Securities Issuances by Allscripts

        If at any time during the term of the stock rights and restrictions agreement we plan to issue Allscripts voting securities, or securities exercisable, exchangeable for or convertible into Allscripts voting securities and, as a result, IDX's beneficial ownership of all outstanding Allscripts voting securities would be reduced to below 2% after giving effect to the proposed transaction, then we must offer to sell to IDX a number or amount of the securities proposed to be issued that, if purchased by IDX, would permit IDX and its affiliates to beneficially own a number of Allscripts voting securities determined by dividing the aggregate number of outstanding Allscripts common shares then beneficially owned by IDX by the total number of Allscripts common shares then outstanding.

  Termination

        The stock rights and restrictions agreement will terminate by its terms in January 2011, but it may be terminated earlier as follows:

  •
  by mutual written consent of IDX and us; or

  •
  by IDX if we file for bankruptcy, or another person commences a bankruptcy proceeding against us and the proceeding is not dismissed or stayed within 60 days, or if an order for relief under a bankruptcy law is entered against Allscripts.

Strategic Alliance Agreement

        Upon completion of the Channelhealth merger transaction, we entered into a strategic alliance agreement with IDX.

  Marketing of Channelhealth Products

        The strategic alliance agreement provides for a ten-year strategic alliance under which Allscripts and IDX will cooperate to develop and market Channelhealth products pursuant to a development plan to be updated at least quarterly during the term of the alliance. Each of Allscripts and IDX are required to develop connectivity between their respective products to facilitate data exchange and ease of use. The parties are required to compensate and motivate their sales forces to sell our products to IDX customers and prospects.

  Marketing Restrictions

        During the term of the alliance, each party, subject to certain exceptions, is prohibited from entering into any relationship or arrangement with direct competitors of the other party to develop or provide competitive products other than those currently marketed by such party. Either party may terminate the marketing restrictions to which it is subject upon the occurrence of a material adverse change in the business, properties, results of operations or condition (financial or otherwise) of the other party (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the party competes).

  Compensation

        Allscripts and IDX are entitled to agreed upon revenue sharing for sales of each other's products. Under the strategic alliance agreement, IDX guaranteed revenues to us of $4.5 million in 2001.

  Change of Control

        If during the term of the alliance, a change of control occurs with respect to either party with a direct competitor of the other party, the party undergoing the change of control will be subject to certain revenue sharing obligations with the other party and, upon the termination of the Strategic Alliance Agreement, must deliver all source code for Allscripts products to the other party.

  Termination of Alliance

        Either party may terminate the alliance in the event the other party becomes insolvent or if the other party has defaulted under or breached any material term of the strategic alliance agreement and has not cured the default or breach within 120 days after it occurs.

Amended and Restated Cross License and Software Maintenance Agreement

        In connection with the Channelhealth merger transaction, Channelhealth and IDX entered into an amended and restated cross license and software maintenance agreement.

  Cross License

        The amended and restated cross license and software maintenance agreement provides for, in the case of IDX, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to Channelhealth permitting Channelhealth to copy, use, display, perform, adopt, modify and maintain certain IDX software applications and related intellectual property rights, and create derivative works with regard to the software, for the purpose of merging IDX software with Allscripts' products and to market and sublicense IDX software in connection with the marketing of those products and, in the case of Channelhealth, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to IDX permitting IDX to copy, use, display, perform, market, sublicense, transmit, create and own derivative works and to distribute certain Channelhealth software applications and related intellectual property rights in connection with IDX's "Patient Channel" business.

  Termination

        In the event that the strategic alliance agreement between Allscripts and IDX is terminated or not renewed, the license granted by IDX to Channelhealth will terminate with respect to certain IDX technologies developed by IDX and incorporated by IDX into IDX software, except as used by Channelhealth to create or maintain compatibility or connectivity between Allscripts products and IDX products.

Certain Business Relationships

        In 2001, we retained the law firm of Green, Stewart, Farber & Anderson, P.C., of which Philip D. Green, one of our directors, was a partner, and the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Mr. Green is currently a partner. In 2001, we paid Green, Stewart fees of $50,000 and paid Akin, Gump fees of $114,075.

Amendment of Amended and Restated 1993 Stock Incentive Plan

        The board of directors has approved the amendment of the Amended and Restated 1993 Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan from 7,393,489 to 8,393,489. The board recommends that you approve this amendment. The following summary describes the basic features of the Plan, however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

The Stock Option Plan Generally

        The board originally adopted the Plan on September 14, 1993. The Plan has been amended from time to time since its initial adoption. The Plan will terminate on June 7, 2009. Under the Plan, the Compensation Committee may grant stock incentives to key individuals performing services for Allscripts, including employees, officers, eligible directors, consultants and agents. Awards under the Plan may be in the form of incentive stock options, nonqualified stock options and stock appreciation rights.

Shares Available for the Plan

        We presently have 7,393,489 shares of common stock reserved for issuance under the Plan. The board proposes that the Plan be amended to increase the number of shares that can be issued to 8,393,489. We believe that we need to increase the number of shares issuable under the Plan in order to ensure that there are adequate shares available for future grants to support broad-based participation. The number of shares underlying awards made to any one participant in a fiscal year may not exceed

3,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Allscripts' outstanding common stock. In that event, the Compensation Committee may also make appropriate adjustments to any stock appreciation rights outstanding under the Plan.

Plan Administration

        The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

Stock Options

        Options under the Plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. The per share exercise price may not be less than the fair market value of Allscripts common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. Only nonqualified options may be granted to individuals who are not Allscripts employees.

        Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by delivering previously owned Allscripts common stock with a fair market value equal to the exercise price; (3) by surrendering stock appreciation rights for their cash value; (4) by directing us to withhold shares of Allscripts common stock with a fair market value equal to the exercise price; or (5) by a combination of these methods.

Stock Appreciation Rights

        A holder of a stock appreciation right, or SAR, has the right to receive upon exercise of the SAR, in cash or in Allscripts common stock, the appreciation in the fair market value of the number of shares of common stock specified in the SAR. The Committee may grant SARs independently or in tandem with options. If a SAR is granted in tandem with an option, the exercise of the tandem option will result in a cancellation of the SAR and vice versa.

Expiration of Options and SARs

        Generally, options and SARs granted under the Plan expire on the date determined by the Committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment with Allscripts prior to that date. IRS rules require that incentive stock options expire no later than three months after the termination of employment for any reason other than death or disability, or one year after termination of employment by reason of death or disability, in either case subject to the normal expiration date of the option. In no event may an option or SAR be exercised after its expiration date. Any unvested portion of an option or SAR will expire immediately upon termination of employment.

Options Granted

        We cannot determine the number of shares that may be acquired under stock options that may be awarded under the Plan to participants. There are no stock appreciation rights outstanding under the Plan. On March 15, 2002, the last reported sale price of Allscripts common stock on the Nasdaq National Market was $5.79 per share. As of February 28, 2002, the following options had been granted under the Plan:

Name	Number of Shares
Glen E. Tullman Chairman, President and Chief Executive Officer and Director Nominee	1,113,083
David B. Mullen Chief Financial Officer	973,083
Joseph E. Carey Chief Operating Officer	491,666
T. Scott Leisher Executive Vice President, Sales and Marketing	355,915
Lee Shapiro Executive Vice President	570,500
M. Fazle Husain Director Nominee	0
Richard E. Tarrant Director Nominee	0
All current executive officers	3,935,073
All current directors who are not executive officers	280,571
All employees (other than current executive officers)	5,108,968

Transferability

        Generally, an option or SAR may not be sold, assigned or otherwise transferred during its holder's lifetime, except by will or the laws of descent and distribution. In certain limited circumstances, the Committee, in its sole discretion, may provide that a nonqualified stock option or SAR may be transferred, subject to the terms and conditions established by the Committee.

Tax Consequences

        The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of the grant and exercise of an option or SAR.

        Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an option or SAR, and Allscripts does not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option, nonqualified stock option or SAR.

  Incentive Stock Options

        Upon exercise of an incentive stock option, its holder does not recognize taxable income, and Allscripts does not receive a tax deduction. However, the excess of the fair market value of Allscripts common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

        If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

  Nonqualified Stock Options

        Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of Allscripts common stock at the time of exercise and the exercise price. Generally, Allscripts is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

  Stock Appreciation Right

        Upon exercise of a SAR, the holder recognizes ordinary income in an amount equal to the amount of the cash payment or fair market value of the shares of Allscripts common stock he or she received. Generally, Allscripts is entitled to a corresponding tax deduction.

Plan Amendment and Termination

        The Plan will terminate on June 7, 2009. The board of directors may amend or terminate the Plan at any time. An amendment is subject to shareholder approval if it increases the number of shares available for issuance under the Plan, permits the grant of an incentive stock option at an exercise price less than that set forth in the Plan, changes the class of individuals eligible for participation in the Plan, or permits the grant of awards after the Plan termination date.

The board of directors unanimously recommends a vote FOR
the amendment of the 1993 Stock Incentive Plan.

Audit Committee Report

        The audit committee is comprised of three directors who are not officers of Allscripts. Each of the members is independent, as defined in the National Association of Securities Dealers' listing standards. The committee operates under a written charter adopted by the board, a copy of which is included as Appendix A to this proxy statement.

        Management is responsible for Allscripts' financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts' independent public accountants, recommended by Allscripts' management and approved by the board, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes.

        The audit committee of Allscripts held six meetings during 2001. The meetings were designed to facilitate and encourage private communications between the committee and Allscripts' independent public accountants, KPMG LLP.

        During these meetings, the committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and KPMG. The committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the committee recommended to the board that the audited financial statements be included in Allscripts' Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

        The discussions with Allscripts' independent accountants also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The committee received from the independent accountants written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm's independence. The committee has recommended the retention of KPMG as independent accountants for fiscal year 2002.

Audit Committee
Edward M. Philip, Chairman M. Fazle Husain Michael J. Kluger

Independent Public Accountants

        On December 21, 2000, Allscripts dismissed PricewaterhouseCoopers LLP (PWC) as its independent accountant. At the recommendation of its audit committee, the board of directors of Allscripts authorized the dismissal of PWC.

        The reports of PWC on Allscripts' consolidated financial statements as of and for the two years ended December 31, 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During Allscripts' two fiscal years ended December 31, 1999, and in the interim period from January 1, 2000 through December 21, 2000, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report of the financial statements for those years.

        During Allscripts' two fiscal years ended December 31, 1999 and in the interim period from January 1, 2000 through December 21, 2000, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 except that in connection with PWC's review of Allscripts' financial statements for the quarter ended September 30, 2000, PWC advised Allscripts of the existence of a material weakness relating to the controls surrounding contract administration. To immediately address this concern, Allscripts, among other things, hired a contract attorney, who serves as a full-time Contract Administrator with the responsibility for the retention, review, analysis, monitoring and maintenance of individual customer contracts. Management and the audit committee believe that the concerns expressed by PWC have been adequately addressed through the actions taken by Allscripts.

        Allscripts provided PWC with a copy of the disclosures made in its Current Report on Form 8-K dated December 21, 2000 and filed with the Securities and Exchange Commission on December 28, 2000 (the "Form 8-K") and requested that PWC furnish Allscripts with a letter addressed to the Securities and Exchange Commission stating whether PWC agrees with the statements made by Allscripts in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which PWC does not agree. A copy of that letter is filed as Exhibit A to the Current Report on Form 8-K.

        At the recommendation of the audit committee, the board authorized the engagement of KPMG LLP as Allscripts' new independent accountants to audit and report on the financial statements for the fiscal year ending December 31, 2000 and to act, on a continuing basis, as Allscripts' independent accountant. On December 21, 2000, Allscripts requested that KPMG be engaged as its independent accountants, and KPMG accepted the engagement on December 28, 2000. KPMG has continued to serve as Allscripts' independent auditors.

        During the two fiscal years ended December 31, 1999 and in the interim period from January 1, 2000 through December 21, 2000, Allscripts did not consult with KPMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the types of audit opinion that might be rendered on Allscripts' financial statements. In addition, Allscripts did not consult with KPMG regarding any matter that was the subject of a disagreement or a reportable event within the meaning of Item 304 of Regulation S-K.

        Representatives of KPMG will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit Fees

        KPMG billed us approximately $260,000 for professional services in connection with the audit of the annual financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2001 and the reviews of the financial statements included in our Forms 10-Q for 2001.

All Other Fees

        KPMG billed us approximately $210,000 for other services in 2001, consisting almost exclusively of tax, acquisition and restructuring accounting services and audits of the Company's benefit plans. The audit committee has determined that the provision of non-audit services by KPMG is not incompatible with maintaining auditor independence.

Executive Officers

        Following is certain information about the executive officers of Allscripts, based on information furnished by them.

        Glen E. Tullman, 42, became the Chairman of our Board of in May 1999, our Chief Executive Officer in August 1997 and our President in December 2001. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

        David B. Mullen, 51, became our President and Chief Financial Officer and a director in August 1997 and currently serves as Chief Financial Officer and as a director. From January 1995 to June 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, Inc. From 1983 to 1995, Mr. Mullen was employed in various positions by CCC Information Services Group, Inc., including Vice Chairman,

President and Chief Financial Officer. Prior to that, he was employed by Ernst & Young LLP.

        Joseph E. Carey, 44, became our Chief Operating Officer in April 1999. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO & Company, a healthcare software firm. Mr. Carey joined HBO in 1997 with HBO's acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition.

        T. Scott Leisher, 42, became our Executive Vice President, Sales and Marketing, in October 2000. From April 2000 to October 2000, Mr. Leisher served as our Senior Vice President, Sales and Marketing. From 1998 to 2000, Mr. Leisher served as our Senior Vice President, Sales. Prior to joining Allscripts, Mr. Leisher was with CCC Information Services from 1986 to 1998 where he served in a number of management positions, completing his tenure there as a Senior Vice President in their Insurance Division.

        Lee Shapiro, 45, became Executive Vice President of Allscripts in April 2000 and is responsible for strategic business development and related initiatives. Prior to joining Allscripts, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, Chicago, Illinois. From 1980 until 1986, Mr. Shapiro practiced law with Barack, Ferrazzano, Kirschbaum & Perlman, Chicago and its predecessor. Mr. Shapiro served as the President of SES Properties, Inc., a closely held real estate company based in Carlsbad, California from 1986-1998. Concurrently, Mr. Shapiro formed City Financial Bancorp in 1986 and served as its Vice Chairman until its sale in 1992.

        John G. Cull, 40, became our Senior Vice President, Finance, Secretary and Treasurer in 1995. From 1991 to 1993, Mr. Cull was our assistant controller, and from 1993 to 1995 he was our controller. From 1986 to 1991, Mr. Cull was controller of Federated Foods, Inc., a food brokerage company. Prior to joining Federated Foods, Mr. Cull was employed by Arthur Andersen & Co.

        Stanley A. Crane, 52, became our Chief Technology Officer in January 2000 and was our Vice President, Internet Services from April 1999 until that time. From September 1998 to April 1999, he was Chief Technology Officer for Shopping@Home, Inc. From January 1998 to September 1998, he was Chief Technology Officer for MaxMiles, Inc., an Internet travel services company. From August 1995 to January 1998, Mr. Crane was Chief Technology Officer for Enterprise Systems, Inc., where he led a development team through its successful migration from DOS-based applications to a system of Windows, object-oriented, client/server applications. Prior to this, Mr. Crane held a variety of roles with Lotus, Ashton-Tate and WordStar.

Appendix A

Audit Committee Charter

Purpose

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

Membership of the Committee

1.
The Committee shall be comprised of not less than three members of the Board.

2.
Each member of the Committee shall meet the independence standard of the Nasdaq Stock Market, Inc., which, among other things, means that Committee members shall not be employees or officers of the Company and shall have no other business dealings with the Company. Determinations of a member's independence will be made by the Board of Directors in its business judgment.

3.
Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

4.
At least one member of the Committee shall have past employment experience in finance or accounting, be a certified public accountant or shall have been employed as a chief executive officer, chief financial officer or other senior executive officer with financial oversight responsibility.

Responsibilities of the Committee

1.
Recommending to the Board of Directors the selection, retention or termination, as appropriate, of the independent public accountants for the Company.

2.
Reviewing the independent public accountants' compensation, the proposed terms of their engagement and their independence as provided in SAS 61 and ISB Standard No. 1.

3.
Recommending to the Board of Directors, when the Committee deems it advisable, that the independent public accountants engage in specific studies and reports regarding auditing matters, accounting procedures and other matters.

4.
Reviewing the arrangements for and scope of the audit of annual financial statements.

5.
Reviewing annual financial statements and unaudited quarterly financial statements, including any adjustments to those statements recommended by the independent public accountants, and any significant issues that arise in connection with the preparation of those financial statements.

6.
Recommending to management inclusion of audited financials in the Annual Report on Form 10-K.

7.
Obtaining from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act.

8.
Reviewing, as appropriate and in consultation with the independent public accountants, accounting policies and procedures applicable to the Company as well as any management responses to comments relating to those policies and procedures.

9.
Reviewing independent public accountants' opinions.

10.
Reviewing internal audit procedures with the Company's controller or other appropriate Company officer.

11.
Considering, in consultation with the independent public accountants, the adequacy of internal controls to help provide reasonable assurance that publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles.

12.
Investigating, when the Committee deems it necessary, potential improprieties or improprieties in Company operations.

13.
Reviewing changes in accounting principles or practices that had or are expected to have a significant impact on the preparation of financial statements.

14.
Meeting at least annually with the Chief Financial Officer and the Chief Accounting Officer of the Company and with the independent public accountants (outside the presence of management) to discuss any issues arising from the Committee's responsibilities.

15.
Meeting at least annually with management (outside the presence of the independent public accountants) to discuss management's evaluation of the work performed by the independent public accountants and the appropriateness of their fees.

16.
Generally acting as a liaison between the independent public accountants and the Board of Directors.

17.
Preparing any report, including any recommendation of the Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

18.
Annually reviewing and, as appropriate, implementing changes to its Charter.

        The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may also request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountants or to assure compliance with laws and regulations and the Company's Code of Conduct.

APPENDIX A

AMENDMENT TO
ALLSCRIPTS, INC.
AMENDED AND RESTATED
1993 STOCK INCENTIVE PLAN

        RESOLVED, that the second sentence of Section 2 is hereby deleted in its entirety and replaced with the following:

          "The maximum number of Common Shares to be issued pursuant to all grants under this Plan shall be 8,393,489."

AMENDMENT TO
ALLSCRIPTS, INC.
AMENDED AND RESTATED
1993 STOCK INCENTIVE PLAN
(Approved by Stockholders May 10, 2000)

        RESOLVED, that the second sentence of Section 2 is hereby deleted in its entirety and replaced with the following:

          "The maximum number of Common Shares to be issued pursuant to all grants under this Plan shall be 7,393,489."

ALLSCRIPTS, INC.
AMENDED AND RESTATED
1993 STOCK INCENTIVE PLAN

        WHEREAS, on September 14, 1993, the Board of Directors of Allscripts, Inc. (the "Company") approved the adoption of the Company's 1993 Stock Incentive Plan (this "Plan" or the "1993 Plan");

        WHEREAS, effective June 28, 1999 the Company effected a reverse split of its common shares, $0.01 par value per share (the "Common Shares"), pursuant to which each Common Share was converted into one-sixth of a Common Share (the "Reverse Split");

        WHEREAS, all references in this Plan to numbers of Common Shares shall reflect the Reverse Split;

        WHEREAS, the Company has adopted an Incentive Stock Option Plan (the "Initial Option Plan"), a 1990 Stock Option Plan (the "1990 Plan"), a Consultant Option Plan (the "Consultant Plan") and an Amended and Restated 1993 Eligible Director Stock Option Plan (the "Director Plan") (the Initial Option Plan, 1990 Plan, Consultant Plan and Director Plan being collectively referred to herein as the "Predecessor Plans").

        WHEREAS, the Board of Directors adopted resolutions on June 7, 1999 approving an amendment and restatement of this Plan and pursuant to such resolutions, the Company wishes to amend and restate the Plan to contain the following terms:

        1.    Purpose.    The purpose of this Plan is to provide a means whereby the Company may, through the grant of stock incentives, including options to purchase the Company's Common Shares and stock appreciation rights, to key individuals who perform services for or on behalf of the Company (such as employees, officers, Eligible Directors, consultants and agents of the Company), attract and retain persons of ability as key individuals and motivate such persons to exert their best efforts on behalf of the Company. "Eligible Directors" shall be members of the Board of Directors of the Company who are not employees or officers of the Company or of any other entity and who do not own beneficially, or are not affiliated with an entity that owns beneficially 10% or more of the Company's outstanding voting securities on the date when Stock Incentives are to be granted to such persons under this Plan. The Plan authorizes the grant to such key individuals of the Company of stock incentives in the form of (a) incentive stock options ("ISOs") to purchase Common Shares of the Company under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), (b) nonqualified stock options to purchase Common Shares of the Company ("Nonqualified Options") and (c) stock appreciation rights ("SARs") (ISOs, Nonqualified Options and SARs being referred to collectively as "Stock Incentives").

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        2.    Number of Shares Available Under Plan.    Stock Incentives may be granted by the Company from time to time to key individuals who perform services for or on behalf of the Company (such recipients being hereafter referred to as "grantees"). The maximum number of Common Shares to be issued pursuant to all grants under this Plan shall be 4,393,489. The shares issued upon exercise of Stock Incentives granted under this Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Stock Incentive granted under this Plan or any Predecessor Plan without the issuance of shares, the shares subject to or reserved for such Stock Incentive may be used again for new grants of Stock Incentives hereunder; provided that in no event may the number of Common Shares issued hereunder exceed the total number of shares reserved for issuance. Any Common Shares withheld or surrendered to pay withholding taxes pursuant to Section 9 or withheld or surrendered in full or partial payment of the exercise price of an ISO or Nonqualified Option pursuant to Section 5(e) and any Common Shares covered by Stock Incentives which Stock Incentives are withheld or surrendered to pay withholding taxes pursuant to Section 9 or withheld or surrendered in full or partial payment of the exercise price of an ISO or Nonqualified Option pursuant to Section 5(e) shall be added to the aggregate Common Shares available for issuance. In no event shall the number of Common Shares underlying Stock Incentives granted hereunder to any individual in any twelve-month period exceed 3,000,000 Common Shares.

        3.    Administration.    This Plan shall be administered by the Compensation Committee (the "Committee") as appointed by the Board of Directors of the Company (the "Board"). To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "non-employee director," as defined therein.

        The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except, as otherwise expressly reserved in the Plan to the Board.

        The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

        No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be

2

in addition to any rights of indemnification the members or former members may have as directors or under the By-Laws of the Company.

        4.    Eligibility and Awards.    The Committee shall, subject to the limitations of the Plan, have full power and discretion to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of ISOs, Non-qualified Options, SARs or combinations thereof, the number of Common Shares subject to the grant, the fair market value of the Common Shares, when necessary, the restriction and forfeiture provisions relating to Common Shares, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant; provided, however, that ISOs shall not be granted to any individual who is not an employee of the Company.

        5.    Terms and Conditions of Stock Incentives.    Each Stock Incentive granted under the Plan shall be evidenced by an agreement, in form approved by the Committee which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

        (a)    Stock Incentive Period.    Each Stock Incentive agreement shall specify the period for which the Stock Incentive thereunder is granted (which, in the case of ISOs, shall not exceed ten years from the date of grant or, in the case of a grant to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, shall not exceed five years from the date of grant) and shall provide that the Stock Incentive shall expire at the end of such period.

        (b)    Grant Period.    Consistent with paragraph 11, an ISO must be granted within ten years of the date this amendment and restatement of this Plan was adopted or the date this amendment and restatement of this Plan is approved by the Shareholders of the Company, whichever is earlier.

        (c)    Exercise Price.    The per share exercise price of each Stock Incentive shall be determined by the Committee at the time any Stock Incentive is granted, and, in the case of ISOs, shall not be less than the fair market value (or if granted to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, 110% of fair market value) (but in no event less than the par value) of the Common Shares of the Company on the date the Stock Incentive is granted. If the Company's Common Shares are actively traded or quoted in an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System) the fair market value of the Company's Common Shares shall be the price of the Common Shares as of the close of the date the Stock Incentive is granted; however, in all other cases the fair market value of the

3

Company's Common Shares shall be that value that the Committee shall have determined as the fair market value in good faith and in its sole discretion.

        (d)    Exercise of Stock Incentive.    No part of any Stock Incentive may be exercised until the grantee shall have satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, after the date on which the Stock Incentive is granted as the Committee may specify in the Stock Incentive agreement. Subject in each case to the provisions of paragraph (f) of this paragraph 5, any Stock Incentive may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

        (e)    Payment of Purchase Price Upon Exercise of ISO or Nonqualified Option.    Upon the exercise of an ISO or Nonqualified Option, the purchase price shall be paid in cash or, if the Stock Incentive agreement so provides, (i) in Common Shares of the Company, valued at its fair market value on the date of exercise, (ii) by surrender of other options for Common Shares of the Company held by the grantee which have not expired, with the surrender value being the amount by which the fair market value of a Common Share on the date of exercise exceeds the exercise price of the surrendered option(s), (iii) by surrender of SARs for their cash value, or (iv) by any combination of the foregoing. Fair market value for purposes of this paragraph (e) shall be determined as of the date of exercise pursuant to the method described in paragraph (c) of this paragraph 5.

        (f)    Exercise in the Event of Death, Disability or Other Termination of Employment.    Subject to the limitations as to the exercisability of ISOs, which are described in subparagraphs (1), (2) and (3) below, and the remaining provisions of this Plan, the Committee, in its sole discretion, shall determine the provisions concerning the exercisability of options to be included in each grantee's Stock Incentive Agreement.

          (1)  If an ISO grantee dies, his ISO may be exercised, to the extent that the grantee could have done so at the date of his death, by the person or persons to whom the grantee's rights under the ISO pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, for up to one year after the date of the grantee's death (as the Committee may specify in the Stock Incentive Agreement) but not later than the expiration date specified in paragraph (a) of this paragraph 5 if sooner than one year.

          (2)  If an ISO grantee's employment with the Company shall terminate because of his permanent disability, he may exercise his ISO, to the extent that he could have done so at the date of his termination, at any time, or from time to time, within one year of such termination but not later than the expiration date specified in paragraph (a) of this paragraph 5 if sooner than one year. For this purpose, the term "permanent disability" means the permanent incapacity of a grantee to perform the usual duties of his employment by reason of physical or mental impairment. Permanent disability shall be deemed to exist when so

4

  determined by the Committee based upon a written opinion of a licensed physician who has been approved by the Committee.

          (3)  If an ISO grantee's employment with the Company shall terminate for any reason other than death or permanent disability, he may exercise his ISO, to the extent that he could have done so at the date of his termination, at any time, or from time to time, within three months of the date of his termination but not later than the expiration date specified in paragraph (a) of this paragraph 5 if sooner than three months.

        (g)    Transferability.    Except as provided in this Section 5(g), no Stock Incentive may be assigned or otherwise transferred. Each Stock Incentive granted under the Plan shall be transferable by will and by the laws of descent and distribution. In addition, under such rules and procedures as the Committee may establish and subject to the discretion of the Committee, the grantee of a Stock Incentive (other than an ISO) may transfer such Stock Incentive, provided that (i) the applicable Stock Incentive Agreement expressly so permits and (ii) the grantee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Stock Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to the transfer. No ISO may be assigned or otherwise transferred in any manner.

        (h)    Dollar Limitation.    No ISO may be granted under the Plan to any employee if in the calendar year in which the ISO is first exercisable the aggregate fair market value (determined as of the date of grant) of Common Shares of the Company for which such employee has been granted ISOs which first become exercisable in such calendar year exceeds $100,000. Any Stock Incentive which violates the rules of this subparagraph (h) of this paragraph 5 shall be deemed to be a Nonqualified Option rather than an ISO.

        (i)    SAR's.

          (1)  A grantee of an SAR shall have the right to receive cash or Common Shares having a fair market value equal to the appreciation in market value of a stated number of Common Shares from the date of grant, or in the case of an SAR granted in tandem with or by reference to an ISO or Nonqualified Option granted simultaneously with or prior to the grant of such SAR, from the date of grant of the related stock option to the date of exercise.

          (2)  SARs may be granted in tandem with or with reference to a related ISO or Nonqualified Option, in which event the grantee may elect to exercise either the option or the SAR (as to the same Common Shares subject to the option and the SAR), or the SAR may be granted independently of a related stock option. The right shall be exercisable not more than ten years after the date of grant if granted in tandem with or with reference to an ISO.

          (3)  Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares to which the SAR relates over the

5

  fair market value of such number of shares at the date of grant of the SAR or of the related stock option, as the case may be. Such excess shall be paid in cash or in Common Shares having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

          (j)    Other Provisions.    Each Stock Incentive agreement shall contain such terms and provisions as the Committee may determine to be necessary or desirable.

          (k)    No Rights as a Shareholder.    No grantee shall have any rights as a shareholder with respect to any Common Shares subject to his Stock Incentive prior to the date of issuance to him of a certificate or certificates for such shares.

        6.    Adjustments in Event of Change in Common Shares.    If during the term of this Plan, there shall be any change in the Company's Common Shares through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on the Company's Common Shares, payable in Common Shares, or if there shall be a stock split, combination or other change in the Company's issued Common Shares, the Common Shares available under this Plan shall be increased or decreased proportionately to give effect to such change in the Common Shares and the Common Shares subject to then existing Stock Incentives shall be proportionately adjusted so that upon the issuance of Common Shares pursuant to such Stock Incentives, the person receiving such Common Shares will receive the securities which would have been received if the issuance of Common Shares pursuant to the Stock Incentives had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change. Each such Stock Incentive shall be adjusted to nearest whole share, rounding downwards. In no event shall any fractional share become subject to a Stock Incentive issued hereunder.

        7.    Compliance with Other Laws and Regulations.    The Plan, the grant and exercise of Stock Incentives thereunder, and the obligation of the Company to sell and deliver Common Shares under such Stock Incentives, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon exercising all or any portion of a Stock Incentive, the Company may require each grantee (or any person acting under paragraph 5(f)), to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the

6

Company. Stock certificates evidencing unregistered shares acquired upon exercise of Stock Incentives shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act.

        8.    No Rights to Continued Employment.    The Plan and any Stock Incentive granted under the Plan shall not confer upon any grantee any right with respect to employment or the continuance of employment by the Company, nor shall they affect in any way the right of the Company to terminate his relationship (including his employment) at any time.

        9.    Withholding.    The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

        10.    Amendment, Suspension and Discontinuance.    The Board may from time to time amend, suspend or discontinue the Plan; provided, however, no action of the Board may, without the approval of Shareholders (a) increase the number of shares reserved for Stock Incentives pursuant to paragraph 2; (b) permit granting of any ISO at any option price less than that determined in accordance with paragraph 5(c); (c) change the eligibility of employees or class of persons to receive the Stock Incentives (other than as described in paragraphs 1, 2 and 4); or (d) permit the granting of Stock Incentives after the termination date provided for in paragraph 11.

        11.    Effective Date and Term.    The Effective Date of the Plan shall be the date of the approval of this amendment and restatement of the Plan by the Shareholders of the Company within twelve months before or after this amendment and restatement of the Plan is approved by the Company's Board of Directors. This Plan shall terminate and no Stock Incentive shall be granted after the expiration of the period of ten years from the date this amendment and restatement of the Plan was adopted by the Board of Directors; provided that any Stock Incentives previously granted may be exercised in accordance with their terms.

        12.  The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

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PROXY	PROXY

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
2401 Commerce Drive
Libertyville, Illinois 60048
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Glen E. Tullman and David B. Mullen, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts Healthcare Solutions, Inc. held of record by the undersigned on March 15, 2002, at the annual meeting of stockholders to be held on May 2, 2002, and any adjournment thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ☐

[	]

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors and FOR the Amendment of the Amended and Restated 1993 Stock Incentive Plan.

1.	ELECTION OF DIRECTORS—		For All	Withhold All	For All Except			For	Against	Abstain
	Nominees:	M. Fazle Husain, Richard E. Tarrant, and Glen E. Tullman	☐	☐	☐	2.	Amendment of Amended and Restated 1993 Stock Incentive Plan.	☐	☐	☐
	(INSTRUCTION: To withhold authority to vote for any individual nominees write that nominee's name in the space below.)					3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
							Dated:			, 2002
						Signature(s)

						Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

QuickLinks

Annual Report on Form 10-K
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Questions and Answers
Election of Directors
Meetings and Committees of the Board of Directors
Director Compensation
Ownership of Allscripts Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation
Summary Compensation
Option Grants in 2001
Option Exercises in 2001 and 2001 Year-End Option Values
Employment Agreements
Termination of Employment and Change in Control Agreements
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Officers' Compensation
Company Performance
Certain Relationships and Related Party Transactions
Amendment of Amended and Restated 1993 Stock Incentive Plan
Audit Committee Report
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